EXHIBIT 3.1
                                                              EXECUTION COPY







                          FIRST AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT


                                      OF


                              RFS HOLDING, L.L.C.


                    (A DELAWARE LIMITED LIABILITY COMPANY)


                              Dated June 26, 2003



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                              RFS HOLDING, L.L.C.
                              -------------------

                  FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT dated as of June 26, 2003, adopted by General Electric Capital Services, Inc. as the sole equity member (the "Initial Member").


                             Preliminary Statement
                             ---------------------

                  The Initial Member has formed a limited liability company under the Delaware Limited Liability Company Act (currently Chapter 18 of Title 6 of the Delaware Code, as amended from time to time (the "Act").

                  The Initial Member hereby adopts the following First Amended and Restated Limited Liability Company Agreement which shall amend and restate the Limited Liability Company Agreement dated December 19, 2002 (the "Original Agreement") as the "Limited Liability Company Agreement" of the Company within the meaning of Section 18-101(7) of the Act.


                                  ARTICLE I

                  Section 1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the "Definitions Addendum" attached to this Agreement and shall otherwise have the meanings assigned to such terms in the Act.


                                  ARTICLE II

                  Section 2.1 Formation. The Company was formed as a limited liability company pursuant to the provisions of the Act on December 19, 2002, by the filing of the Certificate of Formation with the office of the Secretary of State of Delaware. The Initial Member has adopted, confirmed and ratified said Certificate of Formation and all acts taken in connection therewith.


                                  ARTICLE III


                  Section 3.1  Name. The name of the Company is RFS Holding,
L.L.C.


                                  ARTICLE IV

                  Section 4.1 Purposes. The purpose to be conducted or promoted by the Company is to engage in the following activities:

                  (a) (i) to purchase, accept capital contributions of or otherwise acquire credit card receivables (including interests or participations therein), recoveries and collections related to such credit card receivables (collectively, the "Receivables") from Monogram Credit Card Bank of Georgia, its affiliates and any other


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         originator of credit card receivables and any rights of Monogram
         Credit Card Bank of Georgia, its affiliates or such other affiliates related to the Receivables and any proceeds of the foregoing (collectively, the "Credit Card Assets");

                           (ii) to acquire from the Initial Member and hold,
                  transfer and pledge all of the Initial Member's beneficial interest in RFS Funding Trust, a statutory trust formed under the laws of the state of Delaware, and acquire additional beneficial interests in such Trust from time to time pursuant to the Trust Agreement (the "RFS Funding Trust Agreement") for RFS Funding Trust (collectively, "Trust Beneficial Interests");

                           (iii) to own, hold, service, sell, assign,
                  transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to the Receivables and other Credit Card Assets;

                           (iv) to issue and sell one or more series of
                  Securities;

                           (v) to act as settlor or depositor of trusts or
                  other entities or to own equity interests in other limited liability companies or special purpose entities, each of which is formed to issue Securities (each, an "Issuer");

                           (vi) to acquire, own, hold, transfer, assign,
                  pledge, sell and otherwise deal with bonds, notes, certificates and other securities or interests issued by any interests in an Issuer or Securities issued by an Issuer;

                           (vii) to enter into, execute and deliver any
                  underwriting agreement, purchase or placement agreement relating to the sale or placement of any securities issued by an Issuer, any sale and servicing agreement, pooling and servicing agreement, trust agreement, purchase agreement, administration agreement, custodial agreement, insurance agreement or any other agreement which may be required or advisable to effect the purchase, sale, administration or servicing of the Receivables and other Credit Card Assets or the issuance and sale of any Securities (each, a "Securitization Agreement"), and to perform its obligations under each Securitization Agreement to which it is a party;

                           (viii) to establish any reserve account, spread
                  account or other credit or cash flow enhancement for the benefit of Securities issued by the Company or any Issuer and to loan, transfer or otherwise invest any proceeds from Receivables and other Credit Card Assets and any other income as determined by the Managers;

                           (ix) to purchase financial guaranty insurance
                  policies for the benefit of any Security issued by the Company or any Issuer;

                           (x) to enter into any interest rate or basis swap,
                  cap, floor or collar agreements, currency exchange agreements or similar hedging transactions relating to any Receivables and other Credit Card Assets or for the benefit of any Security issued by the Company or any Issuer;


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                           (xi) to prepare, execute and file with the
                  Securities and Exchange Commission registration statements, including a prospectus and forms of prospectus supplements, relating to Securities to be issued on a delayed or continuous basis and to register and qualify any Securities under the Blue Sky laws of any state or jurisdiction;

                           (xii) to prepare private placement memorandums
                  relating to Securities to be offered and issued privately;

                           (xiii) for federal, state or local tax purposes, to
                  serve as "General Partner" or Member of any Issuer;

                           (xiv) to engage in any lawful act or activity and
                  to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes; and

                           (xv) to issue Membership Interests, on the terms
                  and conditions set forth herein.

                  (b) The Company, by or through the Initial Member, or any Officer or Manager on behalf of the Company, may enter into and perform the Transaction Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, together with any amendments or supplements thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Initial Member or any Manager to enter into other agreements on behalf of the Company.


                                  ARTICLE V

                  Section 5.1 Registered Office; Other Offices. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The Initial Member may establish other offices of the Company at such locations within or outside the State of Delaware as the Initial Member may determine.


                                  ARTICLE VI

                  Section 6.1 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.


                                  ARTICLE VII

                  Section 7.1 Admission of Members. (a) By execution of the Original Agreement, the Initial Member was admitted as a Member of the



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Company. The Initial Member shall have such rights in and to the profits and losses of the Company and rights to receive distributions of the Company's assets, and such other rights and obligations, as provided herein.

                  (b) The Initial Member may cause the company to issue additional Membership Interests and thereby admit a new Member or new Members, as the case may be, to the Company, only if such new Member (i) has delivered to the Initial Member its capital contribution, (ii) has agreed in writing to be bound by the terms of this Agreement by becoming a party hereto, and (iii) has delivered such additional documentation as the Initial Member shall reasonably require to so admit such new Member to the Company.

                  (c) Upon the occurrence of any event that causes the Initial Member to cease to be a member of the Company (other than upon an assignment by the Initial Member of all of its limited liability company interest in the Company and the prior or simultaneous admission of the transferee pursuant to
Article XII), each person acting as an Independent Manager pursuant to Section
8.3 shall, without any action of any Person and simultaneously with the Initial Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Manager pursuant to Section 8.3; provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each person acting as an Independent Manager pursuant to Section 8.3 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as an Independent Manager pursuant to Section 8.3 shall not be a member of the Company.


                  Section 7.2 Initial Member. The name and the address of the Initial Member of the Company is as follows:

                        RFS Holding, L.L.C.
                        c/o General Electric Capital Services, Inc.
                        1600 Summer Street, 6th Floor
                        Stamford, CT 06927
                        Attention:  Manager of Finance - Securitization











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                                  ARTICLE VIII

                  Section 8.1 Management. (a) Board of Managers. The business and affairs of the Company shall be managed by or under the direction of a Board of one or more Managers (each, a "Manager") designated by the Initial Member. Subject to Section 10, the Initial Member may determine at any time in its sole and absolute discretion the number of Managers to constitute the Board. The authorized number of Managers may be increased or decreased by the Initial Member at any time in its sole and absolute discretion, upon notice to all Managers, and subject in all cases to Section 83. The initial number of Managers shall be 4. Each Manager elected, designated or appointed by the Initial Member shall hold office until a successor is elected and qualified or until such Manager's earlier death, resignation, expulsion or removal. A Manager need not be a Special Member. The initial Managers designated by the Initial Member are listed on Schedule A hereto.

                  (b) Powers. Subject to Section 8.4, the Board of Managers shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 4.1, the Board of Managers has the authority to bind the Company.

                  (c) Meeting of the Board of Managers. The Board of Managers of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President or the Chief Financial Officer on not less than one day's notice to each Manager by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President, the Chief Financial Officer or Secretary in like manner and with like notice upon the written request of any one or more of the Managers.

                  (d) Quorum: Acts of the Board. At all meetings of the Board, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

                  (e) Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.


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                  (f) Compensation of Managers; Expenses. The Board shall have the authority to fix the compensation of Managers. The Managers may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Manager. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.

                  (g) Removal of Managers. Unless otherwise restricted by law, any Manager or the entire Board of Managers may be removed or expelled, with or without cause, at any time by the Initial Member, and any vacancy caused by any such removal or expulsion may be filled by action of the Initial Member.

                  (h) Managers as Agents. To the extent of their powers set forth in this Agreement and subject to Section 8.4, the Managers are agents of the Company for the purpose of the Company's business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Managers, a Manager may not bind the Company.

                  Section 8.2 Managers to Provide Information to the Initial Member. It shall be the duty of each Manager to keep the Initial Member reasonably informed as to material events relating to the Company, including, without limitation, all claims pending or threatened against the Company and the execution by such Manager on behalf of the Company of any material agreements or instruments.

                  Section 8.3 Independent Manager. As long as any Obligation is outstanding, the Initial Member shall cause the Company at all times to have at least one Independent Manager who will be appointed by the Initial Member. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, it is intended that the Independent Managers shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 8.4. No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Manager by a written instrument, and (ii) shall have executed a counterpart to this Agreement as required by Section 7.1(c). In the event of a vacancy in the position of Independent Manager, the Initial Member shall, as soon as practicable, appoint a successor Independent Manager. All right, power and authority of the Independent Managers shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 8.3, in exercising their rights and performing their duties under this Agreement, any Independent Manager shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company. The initial Independent Manager of the Company is Kevin Burns.

                  Section 8.4 Limitations on the Company's Activities. (a) This Section 8.4 is being adopted in order to comply with certain provisions required in order to qualify the Company as a "special purpose" entity.



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                  (b) The Initial Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of "Independent Manager" or Sections 4.1, 7.1, 8.1, 8.3, 8.4, 11.1, 12.1, 13.1, 14.1, 15.1,
16.1 or 16.2 or the Definitions Addendum of this Agreement without the unanimous written consent of the Managers (including all Independent Managers). Subject to this Section 8.4, the Initial Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 16.2.

                  (c) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Initial Member, the Managers, any Officer or any other Person, neither the Initial Member nor the Managers nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Initial Member and the Managers (including all Independent Managers), to take any Material Action, provided, however, that as long as any Obligation is outstanding, the Managers may not vote on, or authorize the taking of, any Material Action, unless there is at least one Independent Manager then serving in such capacity.

                  (d) The Managers and the Initial Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if: (1) the Managers shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company and (2) the Rating Agency Condition is satisfied. The Managers also shall cause the Company to:

                           (i) maintain its own books and records and bank
                  accounts separate from the Initial Member or any other person;

                           (ii) at all times hold itself out to the public and
                  all other Persons as a legal entity separate from the Initial Member and any other Person;

                           (iii) file its own tax returns, if any, as may be
                  required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

                           (iv) except as contemplated by the Transaction
                  Documents, not commingle its assets with assets of the Initial Member or any other Person;

                           (v) conduct its business in its own name and
                  strictly comply with all organizational formalities to maintain its separate existence;

                           (vi) maintain separate financial statements;

                           (vii) pay its own liabilities only out of its own
                  funds;

                           (viii) maintain an arm's length relationship with
                  its Affiliates and the Initial Member;



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                           (ix) pay the salaries of its own employees, if any;

                           (x) not hold out its credit or assets as being
                  available to satisfy the obligations of others;

                           (xi) to the extent its office is located in the
                  offices of any Affiliate, pay fair market rent for its office space located therein, and otherwise allocate fairly and reasonably any overhead expenses shared with any Affiliate, and not engage in any business transaction with any Affiliate unless on an arm's-length basis;

                           (xii) use separate stationery, invoices and checks;

                           (xiii) except as contemplated by the Transaction
                  Documents, not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person;

                           (xiv) correct any known misunderstanding regarding
                  its separate identity;

                           (xv) maintain adequate capital in light of its
                  contemplated business purpose, transactions and liabilities;

                           (xvi) cause its Managers to meet at least annually
                  or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

                           (xvii) not acquire any securities of the Initial
                  Member; and

                           (xviii) cause the Managers, Officers, agents and
                  other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

Failure of the Company, or the Initial Member or the Managers on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Initial Member or the Managers.

                  (e) So long as any Obligation is outstanding, the Managers shall not cause or permit the Company to:

                           (i) except as contemplated by the Transaction
                  Documents, guarantee or become obligated for the debts of any Person, including any Affiliate;

                           (ii) engage, directly or indirectly, in any
                  business other than the actions required or permitted to be performed under Section 4.1, the Transaction Documents or this Section 8.4;



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                           (iii) incur, create or assume any indebtedness
                  other than as expressly permitted hereunder and under the Transaction Documents;

                           (iv) make or permit to remain outstanding any loan
                  or advance to, or except as permitted by Section 8.4(c), own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions;

                           (v) to the fullest extent permitted by law, engage
                  in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Transaction Documents; or

                           (vi) except as contemplated by Section 4.1(a) or
                  Section 8.4(c), form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

                  Section 8.5  Officers.

                  (a) Officers. The initial Officers of the Company designated by the Initial Member are listed on Schedule A attached hereto. The additional or successor Officers of the Company shall be chosen by the Managers and shall consist of at least a President, a Chief Financial Officer, a Secretary and a Treasurer. The Managers may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Managers may appoint such other Officers and agents as they shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Managers. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Managers. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Managers. Any vacancy occurring in any office of the Company shall be filled by the Managers. The initial Officers of the Company designated by the Initial Member are listed on Schedule A hereto.

                  (b) President. The President shall be the principal executive officer of the Company, shall preside at all meetings of the Managers, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Managers are carried into effect.

                  (c) Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Company and shall be responsible for the financial affairs of the Company. In the absence of the President or in the event of the President's inability to act, the Chief Financial Officer shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions



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upon the President. The Chief Financial Officer shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

                  (d) Vice President. In the absence of the President or in the event of the President's inability to act, and in the event the Chief Financial Officer is unable to perform the President's duties, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Managers, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

                  (e) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Managers and record all the proceedings of the meetings of the Company and of the Managers in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Initial Member, if any, and special meetings of the Managers, and shall perform such other duties as may be prescribed by the Managers or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Managers (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

                  (f) Treasurer and Assistant Treasurer. The Treasurer shall be the principal accounting officer of the Company and shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Managers. The Treasurer shall disburse the funds of the Company as may be ordered by the Managers, taking proper vouchers for such disbursements, and shall render to the President and to the Managers, at its regular meetings or when the Managers so require, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Managers (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

                  (g) Officers as Agents. Any Officer shall be authorized to execute any Transaction Document and all bonds, mortgages and other contracts, except: (i) where required by law or this Agreement to be otherwise signed and executed, including Section 4.1(b) and (ii) where signing and execution thereof shall be expressly delegated by the Managers to some other Officer or agent of the Company.



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                                  ARTICLE IX

                  Section 9.1 Initial Capital Contributions. An initial cash capital contribution of $10,000 has been made by the Initial Member. The Special Members shall not be required to make any capital contributions to the Company.

                                  ARTICLE X

                  Section 10.1 Additional Contributions. The Members shall have no obligation to make any additional capital contribution to the Company after the date hereof, but the Initial Member may elect to do so from time to time. The provisions of this Agreement, including this Section 10.1, are intended to benefit the Initial Member and the Special Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Initial Member and the Special Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

                                  ARTICLE XI

                  Section 11.1 Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Initial Member, subject to the limitations of the Act.

                  Section 11.2 Distribution upon Withdrawal. Upon withdrawal, any withdrawing Member shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair market value of its Membership Interest.

                                  ARTICLE XII

                  Section 12.1 Transfers. (a) A Member other than the Initial Member may not Transfer any part of its Membership Interest without the prior written consent of the Initial Member, which consent may be withheld by the Initial Member in its sole discretion. Any purported Transfer of any Membership Interest in contravention of this Section 12.1 shall be null and void and of no force or effect whatsoever.

                  (b) A transferee of a Member's Membership Interest shall be admitted to the Company only if such transferee (i) has agreed in writing to be bound by the terms of this Agreement by becoming a party hereto and (ii) has delivered such additional documentation as the Initial Member shall reasonably require to so admit such transferee to the Company. Notwithstanding anything contained herein to the contrary, both the Company and the Initial Member shall be entitled to treat the transferor of a Membership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to it, until such time as a written assignment or other evidence of the consummation of a Transfer that conforms to the requirements of this Section 12.1 and is reasonably satisfactory to the Initial Member has been received by the Company. The effective date of any Transfer permitted under this Agreement shall be the close of business on the day of receipt thereof by the Company;



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provided, however, a Member may not transfer all of its Membership Interest unless the transferee is admitted as a substitute Member immediately prior thereto.

                  (c) So long as a FASIT election has been made and is in effect for the RFS FASIT, the Initial Member agrees that it shall not transfer its Membership Interest in the Company in a manner that would result in the Ownership Interest of the RFS FASIT being held by other than an Eligible Corporation.

                  Section 12.2 Restrictions on Expulsion. No Member shall be expelled as a Member under any circumstances.


                                  ARTICLE XIII

                  Section 13.1 Liability of Members. Except as required by the Act, no Member or any Manager, agent, shareholder, director, employee or incorporator of any Member, in its capacity as such, will be liable for the debts, obligations and liabilities of the Company or any other Member, whether arising in contract, tort or otherwise, which debts, obligations and liabilities shall be solely the debts, obligations and liabilities of the Company or such other Member, as applicable.


                                  ARTICLE XIV

                  Section 14.1 Exculpation and Indemnification of Members and Managers. (a) No Indemnified Party shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act performed or any act omitted by such Indemnified Party in connection with any matter arising from, or related to, or in connection with this Agreement or the Company's business or affairs; provided, however, that the foregoing shall not eliminate or limit the liability of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled.

                  (b) The Company shall, to the fullest extent permitted by the Act, indemnify and hold harmless, and advance expenses to, each Indemnified Party against any losses, claims, damages or liabilities to which the Indemnified Party may become subject in connection with any matter arising from, related to, or in connection with, this Agreement or the Company's business or affairs; provided, however, that no indemnification may be made to or on behalf of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party's acts were committed in bad faith or were the result of active and deliberate dishonesty or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled.

                  (c) Notwithstanding anything else contained in this Agreement, the indemnity obligations of the Company under paragraph (b) above shall:

                           (i) be in addition to any liability that the
                  Company may otherwise have;

                           (ii) inure to the benefit of the successors,
                  assigns, heirs and personal representatives of each Indemnified Party; and

                           (iii) be limited to the assets of the Company that
                  would otherwise be available for distribution to the Members.

Notwithstanding any other provision of this Agreement, the Company shall not, and shall not be obligated to, pay any amount pursuant to this Section 14.1 unless the Company has received funds which may be used to make such payment and which funds are not required to repay any other obligations of the Company when due. Any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in ss. 101 of the Bankruptcy Code) against, or corporate obligation of, the Company.

                  (d) This Article XIV shall survive any termination of this Agreement and the dissolution of the Company.


                                  ARTICLE XV

                  Section 15.1 Duration and Dissolution. (a) Subject to
Section 8.4 and the following sentence, the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (A) to continue the Company and (B) to admit the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member of the Company in the Company.

                  (b) Notwithstanding any other provision of this Agreement, the Bankruptcy of any Member or a Special Member shall not cause such Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

                  (c) Notwithstanding any other provision of this Agreement, each Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the bankruptcy or insolvency of such Member or Special Member, or the occurrence of an event that causes such Member or Special Member to cease to be a member of the Company.

                  (d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

                  (e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company (including all Obligations of the Company), shall have been distributed to the Members in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

                                  ARTICLE XVI

                  Section 16.1  [RESERVED]

                  Section 16.2 Amendments. Subject to Section 8.4, this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Initial Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition is satisfied except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Transaction Documents.

                  Section 16.3 Headings. The titles of Sections of this Agreement are for convenience or reference only and shall not define or limit any of the provisions of this Agreement.

                  Section 16.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF.

                  Section 16.5 Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

                  Section 16.6 Further Assurances. The Initial Member shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

                  Section 16.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement. Executed counterparts may be delivered electronically.

                  Section 16.8 Effectiveness. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of June 26, 2003.

                              [Signature Follows]

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.

                                         INITIAL MEMBER:


                                         GENERAL ELECTRIC CAPITAL SERVICES,
                                         INC.


                                         By:  /s/ Steven F. Kluger
                                            ----------------------------------
                                            Name: Steven F. Kluger
                                            Title: Senior Vice President,
                                                   Capital Markets

                                         INDEPENDENT MANAGER (who may become
                                         a Special Member):


                                         /s/ Kevin P. Burns
                                         ------------------------------------
                                         Name:             Kevin P. Burns

                             DEFINITIONS ADDENDUM
                                    TO THE
                      LIMITED LIABILITY COMPANY AGREEMENT

                  "Act" is defined in the Preliminary Statement.

                  "Affiliate" means, with respect to any Person, any Person or group of Persons acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any Person or group of Persons, shall mean the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Limited Liability Company Agreement, including any actions amending, modifying or supplementing this Limited Liability Company Agreement.

                  "Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

                  "Borrower Collateral" is defined in Section 7.1 of the Funding Agreement.

                  "Certificate of Formation" means the Certificate of Formation of RFS Holding, L.L.C., as amended from time to time.

                  "Company" means RFS Holding, L.L.C., a Delaware limited liability company.

                  "Credit Card Assets" has the meaning set forth in Section 4(a)(i).

                  "Eligible Corporation" shall have the meaning set forth in
Section 860L(a)(2) of the IRC.

                  "FASIT" means a "financial asset securitization investment trust" within the meaning of Section 860L of the IRC.

                  "Funding Agreement" means that certain Funding Agreement dated as of December 19, 2002, by and between RFS Funding Trust, a Delaware statutory trust and Edison Asset Securitization, L.L.C., a limited liability company organized under the laws of the State of Delaware, as such agreement may be amended or amended and restated from time to time.

                  "Indemnified Party" means a Member, Manager, employee, organizer or agent of the Company or any officer, agent, shareholder, director, employee or incorporator of the Initial Member.

                  "Independent Manager" means a natural person who, for the five-year period prior to his or her appointment as Independent Manager has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, partner or officer of the Company or any of its Affiliates (other than his or her service as an Independent Manager of the Company or independent manager or independent director of any Affiliate whose purposes are restricted to those substantially similar to those in Section 4); (ii) a customer or supplier of the Company or any of its Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii).

                  "Initial Member" has the meaning assigned in the preamble.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  "Issuer" has the meaning set forth in Section 4(a)(v).

                  "Manager" is defined in Section 8.1.

                  "Material Action" means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company (except pursuant to a Transaction Document), or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Company.

                  "Member" means any Person that is admitted as a member of the Company, in each case for so long as such Person continues to be a member of the Company; provided, however, the term "Member" shall not include the Special Member.

                  "Membership Interest" means the entire limited liability company interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such member to comply with all the terms and provisions of this Agreement.

                  "Obligations" shall mean any Securities and the indebtedness, liabilities and obligations issued under or in connection with any Securitization Agreement, the other Transaction Documents or any related document in effect as of any date of determination, other than indebtedness issued or incurred under or in connection with the Funding Agreement.

                  "Officer" means an officer of the Company described in
Section 8.5.

                  "Ownership Interest" means the interest issued by the RFS FASIT which (i) represents solely the right to receive amounts specified in
Section 6.3(a)(viii) or 6.3(b)(vii) of the Funding Agreement and (ii) represents the sole "ownership interest" in the RFS FASIT within the meaning of Section 860L of the IRC.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, association, joint venture, government or any agency or political subdivision thereof or any other entity of whatever nature.

                  "RFS FASIT" means the Borrower Collateral (other than amounts paid to the Borrower pursuant to Sections 6.3(a)(viii), 6.3(a)(x), 6.3(b)(vii) or 6.3(b)(ix) of the Funding Agreement) designated as a FASIT within the meaning of Section 860L of the IRC.

                  "Rating Agency" means any nationally recognized statistical rating organization currently rating any Security.

                  "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified the Company in writing that such action will not result in a reduction or withdrawal or qualification of the then current rating by such Rating Agency of any of the Securities.

                  "Receivables" has the meaning set forth in Section 4(a)(i).

                  "Security" means any bond, note, certificate or other security issued by the Company or an Issuer and secured primarily by or evidencing beneficial ownership interest in the Receivables and Credit Card Assets.

                  "Securitization Agreement" has the meaning set forth in
Section 4.1(a)(v).

                  "Special Member" means, upon such person's admission to the Company as a member of the Company pursuant to Section 7.1(c), a person acting as Independent Manager, in such person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

                  "Transaction Documents" means this Agreement, the Funding Agreement, any Securitization Agreement and all documents and certificates contemplated thereby or delivered in connection therewith.

                  "Transfer" means (i), as a noun, any transfer, sale, assignment, exchange, charge, pledge, gift, hypothecation, conveyance, encumbrance or other disposition whether direct or indirect, voluntary or involuntary, by operation of law or otherwise and (ii), as a verb, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, to transfer, sell, assign, exchange, charge, pledge, give, hypothecate, convey, encumber or otherwise dispose of.

                                  SCHEDULE A
                                  ----------
                             Managers and Officers



Officer                                            Title
-------                                            -----

Mark Begor                              President

Iain J. Mackay                          Chief Financial Officer and Manager

Thomas Kuczmarski                       Treasurer

Ricky B. Davis                          Secretary and Vice President

Andrew Donnelly                         Tax Director and Vice President

Melissa Hodes                           Vice President and Manager

Mario Mastrantoni                       Vice President

Christopher Hottois                     Vice President and Manager

Steven Schoen                           Vice President

Michael P. Paolillo                     Assistant Secretary and Vice President

Kevin P. Burns                          Independent Manager